Exhibit 99.2

Synacor Appoints Tim Heasley as

Chief Financial Officer

Succeeds Bill Stuart, Who is Retiring

BUFFALO, N.Y. August 1, 2018 – Synacor, Inc. (NASDAQ: SYNC) today announced the appointment of Tim Heasley as Chief Financial Officer effective today. He succeeds Bill Stuart, who is retiring on August 17th, after a brief transition period. Heasley, who joined Synacor as senior vice president of finance in May 2018, has been chief financial officer of three mid-market companies during his 30-plus-year career as a financial executive. Based in Buffalo, he will report to Synacor CEO Himesh Bhise.

“Tim’s financial acumen and his experience as a public company chief financial officer make him a strong executive to lead Synacor’s financial function,” said Bhise. “During his time at Synacor, Tim has already demonstrated the ability to lead our finance function. The board and I look forward to working with him as we execute on our strategy to drive shareholder value.”

“On behalf of the board and the team at Synacor, I would also like to extend our gratitude to Bill for his many contributions to Synacor during the past seven years. He has played an important role in our transformation. We wish him well in his retirement,” concluded Bhise.

“I am excited to be working with the talented team at Synacor,” said Heasley. “I have been at Synacor for two months, and I am more excited now about Synacor’s products and the value and growth opportunity of the business than when I started. I look forward to partnering with Himesh and the team to execute on our growth strategy and deliver on our financial goals.”

Prior to joining Synacor, Heasley served as CFO of National Oak Distributors, a national wholesale distributor. From 2015 to 2016, he was CFO of Motus Integrated Technologies, a global manufacturer for the automotive industry. He previously was CFO of Kaydon Corp. (NYSE: KDN) and served in senior finance roles with Gibraltar Industries (NYSE: ROCK), MRC Industrial Group and SPS Technologies. Heasley has also served in progressive financial management positions with a diverse group of leading organizations, including Johnson Controls, TRW and the Carborundum Company.

Heasley holds an MBA and a B.S. in Accounting from the State University of New York at Buffalo. He has received several certifications including Certified Public Accountant (CPA), Certified Management Accountant (CMA), and Certified in Financial Management (CFM).

About Synacor

Synacor (Nasdaq:SYNC) is the trusted technology development, multiplatform services and revenue partner for video, Internet and communications providers, device manufacturers, governments and enterprises. Synacor’s mission is to enable its customers to better engage with their consumers. Its customers use Synacor’s technology platforms and services to scale their businesses and extend their subscriber relationships. Synacor delivers managed portals, advertising solutions, email and collaboration platforms, and cloud-based identity management. www.synacor.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements concerning Synacor’s expected financial performance including, without limitation, Tim Heasley’s appointment as chief financial officer of Synacor. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Synacor’s results could differ materially from the results expressed or implied by the forward-looking statements Synacor makes.

The risks and uncertainties referred to above include—but are not limited to—risks associated with: execution of our plans and strategies, including execution against our agreement with AT&T; the pace and degree to which the AT&T portal can be monetized; the loss of a significant customer; our ability to obtain new customers; our ability to integrate the assets and personnel from acquisitions; expectations regarding consumer taste and user adoption of applications and solutions; developments in internet browser software and search advertising technologies; general economic conditions; expectations regarding Synacor’s ability to timely expand the breadth of services and products or introduction of new services and products; consolidation within the cable and telecommunications industries; changes in the competitive dynamics in the market for online search and digital advertising; the risk that security measures could be breached and unauthorized access to subscriber data could be obtained; potential third party intellectual property infringement claims or other legal claims against Synacor; and the price volatility of our common stock.

Further information on these and other factors that could affect Synacor’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” Synacor’s most recent Form 10-Q filed with the SEC. These documents are available on the SEC

Filings section of the Investor Information section of Synacor’s website at http://investor.synacor.com/. All information provided in this release is available as of August 1, 2018, and Synacor undertakes no duty to update this information.

Contact:

Investor Contact:

Andrew Blazier

Sharon Merrill Associates

ir@synacor.com

617-542-5300

Press Contact:

Matt Wolfrom

VP, Corporate Communications

Synacor

Matt.Wolfrom@synacor.com

716-362-3880